EXHIBIT 11.3


                        ATLANTIC BEVERAGE COMPANY, INC.

                       COMPUTATION OF EARNINGS PER SHARE



                                                                   Nine Months
                                                                      Ended
                                                                   September 30,
                                                                       1996
                                                                   -------------

NET INCOME                                                         $   671,871

WEIGHTED AVERAGE COMMON SHARES  OUTSTANDING                          4,948,083
                                                                    ----------
NET INCOME PER COMMON SHARE                                        $        14
                                                                    ----------
COMPUTATION OF WEIGHTED AVERAGE
    COMMON SHARES OUTSTANDING:

       Shares outstanding as of December 31, 1995                  $ 2,727,955

       Less - Treasury stock                                          (408,038)

        Add - 2,765,549 shares issued in private placement
              on March 15, 1996, outstanding 199 out of
              274 days                                               2,008,556

        Add - 50,000 shares issued to sellers of Prefco, Inc.
              on March 15, 1996, outstanding 199 out of
              274 days                                                  36,314

        Add - 400,001 shares issued to sellers of Carlton
              Foods, Inc. on March 15, 1996, outstanding
              199 out of 274 days                                      290,512

        Add - 205,517 shares issued to Carlton noteholders
              on March 15, 1996, outstanding 199 out of
              274 days                                                 149,262

       Impact of dilutive stock options as of September 30, 1996       143,522
                                                                     ---------

                                                                     4,948,083
                                                                     ---------

                                      -14-


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